INDEPENDENT AUDITORS’ CONSENT

We consent to the use in Post-Effective Amendment No. 33 to Registration Statement 2-75366 of Federated Income Trust of our report dated March 23, 2001 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Financial Highlights” in such Prospectus.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 23, 2001